Exhibit 3.1

FIRST BUSEY CORPORATION

BY-LAWS

(Amended and Restated)

ARTICLE I

OFFICES

Section 1.                                          The registered office shall be in the County of Clark, State of Nevada.

Section 2.                                          The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.                                          All meetings of the stockholders for the election of directors shall be held in the City of Urbana, State of Illinois, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Nevada as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Business to be considered by the stockholders shall be brought before an annual meeting: (i) pursuant to the corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such proposed business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. In no event shall the public or other announcement of an adjournment of an annual meeting or the adjournment thereof commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice to the Secretary of the corporation shall set forth: (i) as to any business the stockholder proposed to bring before the annual meeting; (A) a brief description of the business desired to be brought before the annual meeting; (B) the reasons for conducting such business at the annual meeting; (C) any material interest in such business of such stockholder; and (D) the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought; (A) the name and address of such stockholder, as they appear on the corporation’s books, and the name and address of such beneficial owner; and (B) the class and number of shares of the corporation’s capital stock that are owned beneficially and of record by such stockholder and such beneficial owner.

Section 2.                                          The Annual Meeting of Stockholders, commencing with the year 1999, shall be held each year on the third Tuesday of April if not a legal holiday, and if a legal holiday, then on the next secular day following at 7:00 p.m. or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.                                          Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4.                                          The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the corporation’s principal executive offices.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.                                          Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prohibited by the Nevada Revised Statutes, other relevant law, the Articles of Incorporation or these By-laws.  Only the Chairman of the Board, Chief Executive Officer or President may call a special meeting of stockholders and he or she may call a special meeting only after receiving the written request to hold a meeting from (i) a majority of the Board of Directors, or (ii) stockholders owning at least fifty percent (50%) of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.                                          Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes in the notice.

Section 7.                                          The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Nevada Revised Statutes or by the Articles of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8.                                          When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which by express provision of the Nevada Revised Statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 9.                                          Unless otherwise provided in the Articles of Incorporation, each stockholder who holds capital stock with voting power shall at every meeting of the stockholders be entitled to vote in person or by proxy the number of votes provided in the Articles of Incorporation (unless the stockholder holds Preferred Stock, in which case the stockholder will be entitled to the number of votes provided by a resolution of the Board of Directors) for each share of such capital stock.

Section 10.                                   Nominations of candidates for election as directors at any meeting of stockholders may be made: (i) by, or at the direction of, a majority of the Board of Directors; or (ii) by any stockholder of record entitled to vote at such meeting; provided that only persons nominated in accordance with procedures set forth in this Section shall be eligible for election as directors.

Nominations, other than those made by, or at the direction of, the Board of Directors, may only be made pursuant to timely notice in writing to the Secretary of the corporation as set forth in this Section. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by the Secretary of the corporation, for an annual meeting, not less than sixty (60) days nor more than ninety (90) days in advance of the first anniversary date (month and day) of the previous year’s annual meeting, and for a special meeting, not less than sixty (60) days nor more than ninety (90) days in advance of the date (month and day) of the special meeting, regardless of any postponements or adjournments of that meeting to a later date. Such stockholder notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of the corporation’s stock which are beneficially owned by such person on the date of such stockholder notice; and (D) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule 14A of Regulation 14A with the Securities and Exchange Commission; and (ii) as to the stockholder giving the notice: (A) the name and address, as they appear on the corporation’s books, of such stockholder and the name and principal business or residential address of any other beneficial stockholders known by such stockholder to support such nominees; and (B) the class and number of shares of the corporation’s stock which are beneficially owned by such stockholder on the date of such stockholder notice and the number of shares owned beneficially by any other record or beneficial stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the request of, the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section. If the Board of Directors, or a committee designated by the Board of Directors, determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section in any material respect, the Secretary of the corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder may cure the deficiency by providing additional information to the Secretary within such period of time, not less than five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section in any material respect, then the Board of Directors may reject such stockholder’s notice and the proposed nominations shall not be accepted if presented at the stockholder meeting to which the notice relates. The Secretary of the corporation shall notify a stockholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this Section. Notwithstanding the procedure set forth in this Section, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the stockholder’s meeting shall determine and declare at the meeting whether a nomination was not made in accordance with the terms of this Section. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section, he or she shall so declare at the meeting and the defective nomination shall not be accepted.

Section 11.                                   Any action required by Chapter 78 of the Nevada Revised Statutes to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1.                                          The number of directors which shall constitute the whole Board shall be not less than five nor more than twenty.  Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the Annual Meeting.  The directors shall be elected at the Annual Meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified.

Section 2.                                          Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.

Section 3.                                          The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not prohibited by the Nevada Revised Statutes or by the Articles of Incorporation or by these By-Laws.

Section 4.                                          The Board of Directors of the corporation may hold meetings, both regular and special, in Urbana, Illinois, or either within or without the State of Nevada.  Members of the Board of Directors, or of any committee of the Board of Directors, may participate in and act at any meeting of the Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 5.                                          All meetings of newly elected Boards of Directors shall be held immediately following the election of such directors at the regularly scheduled Annual Stockholders Meeting or immediately following any special meeting of the stockholders provided a quorum shall be present.

Section 6.                                          Regular meetings of the Board of Directors shall be held on the third Tuesday of each month or may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 7.                                          Special meetings of the Board may be called by the Chairman of the Board, Chief Executive Officer or President on twelve hours notice to each director; special meetings shall be called by the Chairman, Chief Executive Officer, President or Secretary in like manner and on like notices on the written request of a majority of the directors.

Section 8.                                          At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Nevada Revised Statutes or by the Articles of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.                                          The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, or these By-Laws.

Section 10.                                   Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors at the next scheduled Board Meeting.

Section 11.                                   Unless otherwise restricted by the Articles of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors and the executive officers of the corporation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director.  Directors shall also have the choice of taking their compensation in cash or as stock options.

Section 12.                                   Unless otherwise restricted by the Articles of Incorporation or By-Laws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of two-thirds of the shares entitled to vote at an election of directors.

ARTICLE IV

NOTICES

Section 1.                                          Whenever, under the provisions of the Nevada Revised Statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice but such notice may be given in writing, by mail, addressed to such stockholder, at the address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the Nevada Revised Statutes, the Articles of Incorporation or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom notice is given.  Any such consent shall be revocable by the stockholder by written notice to the corporation or as otherwise provided by law.

Notice to directors may be deposited in the mail, addressed to such director at his or her address as it appears on the records of the corporation, with postage prepaid, or delivered in person or by telephone, facsimile or other means of electronic transmission to the director.  Nothwithstanding any other provision on these By-Laws, if notice is being given by mail, then such notice shall be deposited in the mail, postage prepaid, at least four (4) days prior to the meeting.

Section 2.                                          Whenever any notice is required to be given under the provisions of the Nevada Revised Statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS AND NON-OFFICERS

Section 1.                                          The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer.  The Board of Directors shall also appoint a Chairman of the Board.  The Board of Directors may also appoint Vice-Chairmen, Executive Vice-Presidents, a Chief Financial Officer, Vice-Presidents, Secretary, Treasurer and one or more Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person, unless the Articles of Incorporation or these By-Laws otherwise provide.  None of the Chairman of the Board and Vice-Chairmen, if any, will be deemed to be an officer of the corporation.

Section 2.                                          The Board of Directors at its first meeting after each annual meeting of stockholders shall appoint a Chairman of the Board, Chief Executive Officer, a President, a Secretary and a Treasurer.

Section 3.                                          The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.                                          The salaries of all executive officers of the corporation shall be fixed by the Board of Directors.

Section 5.                                          The officers of the corporation, the Chairman and the Vice-Chairmen shall hold office until their successors are appointed and qualify.  Any officer, the Chairman and any Vice-Chairman elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 6.                                          The Chairman shall preside at all meetings of the stockholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 7.                                          The Chief Executive Officer shall have general and active management of the business of the corporation and shall execute bonds, mortgages, promissory notes, and any other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 8.                                          In the absence of the Chairman or in the event of his or her inability or refusal to act, the Vice-Chairmen, in order of seniority, shall perform the duties of the Chairman, and when so acting, shall have all of the powers of and be subject to all the restrictions upon the Chairman.  In the absence of the Chairman and all the Vice-Chairmen, the Board of Directors shall appoint a director who shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

Section 9.                                          The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he or she shall be.  The Secretary shall have custody of the corporate seal of the corporation and only the Chairman, Chief Executive Officer, President or Secretary shall have the authority to affix such seal to any instrument requiring it.  The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by their signature.

Section 10.                                   The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

Section 11.                                   The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

ARTICLE VI

SHARES OF CAPITAL STOCK

Section 1.                                          Shares of capital stock of the corporation may be certificated or uncertificated.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by each of the Chairman and the President of the corporation or by such other officers of the corporation as determined by the Board of Directors, certifying the number of shares owned by him or her in the corporation.

Section 2.                                          Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the corporation’s books.  Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the corporation.

Section 3.                                          In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change,  conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Section 4.                                          The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VII

INDEMNIFICATION

Section 1.                                          Subject to the limits of applicable federal law and regulation, every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extend legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith.  The Board of Directors may in its discretion cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.  Any right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Section 2.                                          The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Section 3.                                          The Board of Directors may from time to time adopt further By-Laws with respect to indemnification and may amend these and such By-Laws to the full extent permitted by the General Corporation Law of the State of Nevada.

ARTICLE VIII

GENERAL PROVISIONS

ANNUAL STATEMENT

Section 1.                                          The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

CHECKS

Section 2.                                          All checks or demands for money and notes      of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 3.                                          The fiscal year of the corporation shall be the calendar year unless so fixed by resolution of the Board of Directors.

SEAL

Section 4.                                          The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Nevada.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

AMENDMENTS

Section 1.                                          These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Articles of Incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Articles of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.